                                             Exhibit 10(k)

                                        As adopted by the Executive
                                        Committee of the Board of
                                        Directors of The Advest Group,
                                        Inc. as of April 11, 1997


                             FIFTH AMENDMENT TO
                           THE ADVEST THRIFT PLAN

                       Effective as of April 11, 1997

     The first sentence of Section 5.10 of The Advest Thrift Plan is hereby amended to read as follows:

     Any cash dividends received on Shares allocated to Participant's ESOP Accounts, at the discretion of the Board, (a) shall be used to satisfy Stock Obligations, (b) shall be allocated to the Participants' respective ESOP Accounts or (c) shall be allocated to the Participants' respective 401(k) Accounts."

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                                        As adopted by the Executive
                                        Committee of the Board of
                                        Directors of The Advest Group,
                                        Inc. as of May 1, 1997


                             SIXTH AMENDMENT TO
                           THE ADVEST THRIFT PLAN

                         Effective as of May 1, 1997

     The final paragraph of Section 9.1 of Article IX of The Advest Thrift Plan (beginning "Any such loan") is hereby amended in its entirety to read as follows:

     "Any loan, shall, by its terms, require that repayment (principal and interest) be amortized in level payments, not less frequently than monthly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. Any such loan shall provide for monthly payments of not less than $20 each and shall be immediately due and payable in full upon death, disability or separation from service."

                                        As adopted by the Executive
                                        Committee of the Board of
                                        Directors of The Advest Group,
                                        Inc. as of November 20, 1997

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

                            SEVENTH AMENDMENT TO
                           THE ADVEST THRIFT PLAN

                       Effective as of October 1, 1997

     1. Section 2.42 of The Advest Thrift Plan (the "Plan") is hereby amended by adding the following new paragraph to the end thereof, to read in its entirety as follows:

          "Years of Service with Irownood Capital Partners Ltd. and its affiliated corporations shall be recognized for purposes of eligiblity and vesting."

     2. Section 4.1 of the Plan is hereby amended by deleting the phrase "this Section 4.1" at the end thereof, and substituting the phrase "eligibility and vesting".

     3.   Article V of the Plan is hereby amended by adding the following new
Section 5.15 to the end thereof, to read in its entirety as follows:

          "5.15   Special Transfers.   Except for purposes of Section
     5.3 and 5.4 hereof, all amounts transferred to the Plan from the Ironwood Capital Partners Ltd. 401(k) Plan shall be treated as Employee contributions pursuant to Section 5.2 of the Plan."


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